As filed with the Securities and Exchange Commission on March 2, 2012

Registration No. 333-44356

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMFORT SYSTEMS USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or Organization)	76-0526487 (I.R.S. Employer Identification No.)

675 Bering Drive
Suite 400
Houston, Texas 77057
(Address of Principal Executive Offices) (Zip Code)

COMFORT SYSTEMS USA, INC. 401(K) PLAN

(Full title of the Plan)

Trent T. McKenna, Esq.

General Counsel

Comfort Systems USA, Inc.

675 Bering Drive, Suite 400

Houston, Texas 77057

713-830-9600

(Name, address and telephone

number of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Comfort Systems USA, Inc., a Delaware corporation (“Comfort”), is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to deregister certain securities originally registered by Registration Statement on Form S-8 (File No. 333-44356) (the “Registration Statement”). The Registration Statement registered 1,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and an indeterminate amount of plan interests issuable under the Comfort Systems USA, Inc. 401(k) Plan (the “Plan”).

In November 2011, all of the shares of Common Stock in the Plan were liquidated and no new shares of Common Stock have been issued under the Plan. This Post-Effective Amendment terminates the offering of all securities pursuant to the Registration Statement.

The offering contemplated by this Registration Statement has been terminated. Pursuant to the undertaking contained in Part II of the Registration Statement, Comfort is removing from registration, by means of this Post-Effective Amendment, all Common Stock and plan interests that remain unissued and unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 2, 2012.

COMFORT SYSTEM USA, INC.

By:	/s/ Trent T. McKenna
Trent T. McKenna
Vice President, General Counsel, and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 2, 2012.

Signature	Title

/s/ Brian E. Lane	President, Chief Executive Officer, and Director
Brian E. Lane

/s/ William George	Executive Vice President and Chief Financial Officer
William George

/s/ Julie Shaeff	Senior Vice President and Chief Accounting Officer
Julie Shaeff

/s/ William F. Murdy	Chairman of the Board
William F. Murdy

/s/ Darcy G. Anderson	Director
Darcy G. Anderson

/s/ Herman E. Bulls	Director
Herman E. Bulls

/s/ Alfred J. Giardinelli, Jr.	Director
Alfred J. Giardinelli, Jr.

/s/ Alan P. Krusi	Director
Alan P. Krusi

/s/ Franklin Myers	Director
Franklin Myers

/s/ James H. Schultz	Director
James H. Schultz

/s/ Robert D. Wagner, Jr.	Director
Robert D. Wagner, Jr.

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other person who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 2, 2012.

COMFORT SYSTEMS USA, INC. 401(K) PLAN

By:	/s/ William George
William George, not in his individual capacity, but solely as an authorized signatory for the 401(k) Investment Committee